UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/24/2007

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On July 24, 2007, UMB Financial Corporation (the "Company") issued a press release announcing the financial results for the fiscal quarter ending June 30, 2007. A copy of the press release is attached as Exhibit 99.1.

The Company also declared a cash dividend of 14 cents per share, payable October 1, 2007 to shareholders of record at the close of business on September 12, 2007.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject ot the liabilities of that section.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2007, the Company's Board of Directors approved an amendment to Article VII of the Company's Bylaws to permit the issuance of the Company's stock in uncertificated form in accordance with NASDAQ Rule 4350(l), which requires securities listed on the NASDAQ Stock Market, LLC to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 by January 1, 2008. Previously, the Company's Bylaws required certificates to be issued upon the transfer of shares and to replace lost certificates. Shareholders shall still be entitled to have certificates.

The Board of Directors also amended the Company's Bylaws to allow the Company to fix a date not to exceed 70 days in advance of any date of a meeting of shareholders, date for the payment of dividends, date for the allotment of rights, or date that any change or conversion or exchange of capital stock shall go into effect as the record date for the determination of shareholders. The Bylaws previously required not more than 50 days advance notice.

The amendments to the Bylaws are effective July 24, 2007. The text of the amendments to the Company's Bylaws is attached hereto as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits

3.1 Text of Amendment to the UMB Financial Corporation Bylaws effective July 24, 2007.

99.1 Press Release dated July 24, 2007 reporting financial results for the fiscal quarter ending June 30, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: July 24, 2007	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	2nd quarter Earnings Release
EX-3.1	Amendment to the Bylaws